ADVISORY AGREEMENT

This ADVISORY AGREEMENT dated as of April 4, 2014 (the “Agreement”) is made by and among Black River Petroleum Corp a Company organized under the laws of Nevada (the “Company”), and David Stearns (the “Advisor”). Each of the Company, and the Advisor are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to engage the Advisor as a member of the Advisory Board to provide certain advisory services related to the Company’s business, and the Advisor is willing to be engaged by the Company as an advisor and to provide such services, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Advisor agree as follows:

1.            Consulting. The Company hereby retains the Advisor, and the Advisor hereby agrees to make himself available as an Advisor to the Company, upon the terms and subject to the conditions contained herein.

2.            Duties of Advisor. During the Term (as hereinafter defined), the Advisor shall provide the Company with certain professional advisory services relating to the following: (i) familiarize itself, to the extent appropriate and feasible, with the business, operations, properties, and prospects of the Company; (ii) advise the Company on matters relating to its exploration program; It is acknowledged and agreed by the Company that Advisor carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The services of the Advisor shall not be exclusive. The Company shall have the express permission of the Advisor to refer to him as an advisor to the Company both on the Company’s website and in materials used during capital raising endeavors.

3.            Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date first written above (the “Effective Date”) and shall continue for a period of one year (the “Advisory Term”) and is renewable for additional one year terms at the discretion of the Company.

4.            Compensation. In consideration of the services to be provided by the Advisor hereunder, the Company shall pay the Advisor:

a.	Advisor agrees to provide advisory services for no less than two (2) days per month during each year of the Term at a rate of one thousand dollars ($1,000) per month.

b.	If the Advisor’s services are required for more than three days in any one month then, with prior agreement of the Company and the Advisor, for each additional day of advisory services the Advisor shall be entitled to receive an additional five-hundred dollars ($500) per day.

c.	The Company agrees to reimburse the Advisor of any reasonable costs and expenses incurred in the Advisor’s capacity as an advisor to the Company. Any expenses over two hundred and fifty dollars ($250) should first be approved by the Company.

For purposes of this paragraph, a day of advisory services is eight (8) hours.

5.            Termination. The Company shall have the right to terminate this agreement at any time and for any reason upon ten (10) days prior written notice. The Advisor shall have the right to resign at any time and for any reason upon thirty (30) days prior written notice.

6.            Confidential Information. The Advisor recognizes and acknowledges that by reason of Advisor’s retention by and service to the Company before, during and, if applicable, after the Consulting Term, the Advisor will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to its exploration data, exploration plans, funding programs, strategy and financial information (collectively referred to as “Confidential Information”). The Advisor acknowledges that such Confidential Information is a valuable and unique asset of the Company and Advisor covenants that he will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. The Advisor also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Advisor or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Advisor to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into the Advisor’s possession during the Consulting Term shall remain the property of the Company. Upon termination of this Agreement, the Advisor agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Advisor’s possession.

7.            Status as Independent Contractor. The parties intend and acknowledge that the Advisor is acting as an independent contractor and not as an employee of the Company. The Company acknowledges that the Advisor shall remain free to accept other consulting engagements of a like nature to the engagement under this Agreement. The Company shall not be responsible for any withholding in respect of taxes or any other deductions in respect of the fees to be paid to Advisor and all such amounts shall be paid without any deduction or withholding. Nothing in this Agreement shall be construed to create any partnership, joint venture or similar arrangement between the Company and the Advisor or to render either party responsible for any debts or liabilities of the other.

8.            Conflict of Interest. The Advisor and the Company agree that there is no conflict of interest in connection with the retention by the Company of the Advisor pursuant to this Agreement.

9.            Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

10.          Binding Effect; Benefits. Neither of the parties hereto may assign its or his rights hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

11.          Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

12.          Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

13.          Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits himself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the courts in the State of Florida.

14.          Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

15.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
BLACK RIVER PETROLEUM CORP.

By:
Name:	ALEXANDER STANBURY
Title:	President

ADVISOR:

Name:	DAVID STEARNS